Exhibit 3.47

CERTIFICATE OF FORMATION

OF

KSL GRAND WAILEA MANAGEMENT CO., LLC

This Certificate of Formation of KSL Grand Wailea Management Co., LLC (the “Company”) dated as of March 11, 2004, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is KSL Grand Wailea Management Co., LLC.

SECOND. The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process of the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Stephanie L. Kuhlen
Stephanie L. Kuhlen, Authorized Person

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

KSL GRAND WAILEA MANAGEMENT CO., LLC

It is hereby certified that:

1. The name of the Delaware limited liability company (hereinafter called the “limited liability company”) is: KSL Grand Wailea Management Co., LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out Articles FIRST and SECOND thereof and by substituting in lieu of said Articles the following new Articles FIRST and SECOND:

“‘FIRST. The name of the limited liability company formed hereby is:

90210 Grand Wailea Management Co., LLC”

“SECOND. The name and address of the registered agent for service of process and the registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.”

Dated: February 1, 2006

/s/ Ted Middleton
Authorized Person
Ted Middleton, Senior Vice President

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: 90210 GRAND WAILEA MANAGEMENT CO., LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: Strike out the statement relating to the limited liability company’s registered office and registered agent and substitute in lieu thereof the following statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.”

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 29th day of August, A.D. 2006.

By:	/s/ Bryan S. White
Authorized Person(s)

Name:	Bryan S. White, Vice President & Asst. Secy.
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STATE OF DELAWARE

CERTIFICATE OF CANCELLATION

1.	The name of the limited liability company is 90210 Grand Wailea Management Co., LLC

2.	The Certificate of Formation of the limited liability company was filed on 03/11/2004

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Cancellation this 21st day of November, A.D. 2006.

By:	/s/ Samuel Barton
Authorized Person(s)

Name:	Samuel Barton
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State of Delaware

Certificate of Correction

of a Limited Liability Company

to be filed pursuant to Section 18-211(a)

1.	The name of the Limited Liability Company is: 90210 Grand Wailea Management Co., LLC

2.	That a Certificate of Cancelation was filed by the Secretary of State of Delaware on 11/28/2006, and that said Certificate requires correction as permitted by Section 18-211 of the Limited Liability Company Act.

3.	The inaccuracy or defect of said Certificate is: (must give specific reason) Entity was sold and believed it would become inactive, however new owners would like to keep 90210 Grand Wailea Management Co., LLC active, thus the need to reverse the dissolution

4.	The Certificate is hereby corrected to read as follows: The cancellation of 90210 Grand Wailea Management CO., LLC, which was cancelled on November 28, 2006 is hereby Null and Void.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 4th day of January, A.D. 2007.

By:	/s/ Samuel Barton
Authorized Person

Name:	Samuel Barton
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